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                                                                  Exhibit 4.1

                                  TELYNX, INC.
                             2002 STOCK OPTION PLAN

     1. Purprose. The purpose of the Telynx, Inc. 2002 Stock Plan (the "Plan")
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is to establish a flexible vehicle through which Telynx, Inc., a Delaware corporation (the "Company"), can award stock grants or stock options to eligible personnel of the Company and its affiliates in order to attract, retain and motivate such personnel and to further align the interests of such personnel with those of the stockholders of the Company.

     2. Types of Awards. Awards under the Plan may be in the form of shares of
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the Company's common stock, par value $0.01 per share (the "Common Stock"), or options to purchase Common Stock including options intended to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and options which do not qualify as ISOs.

     3. Administration.
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                  (a) Committee. The Plan shall be administered by the Board of
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Directors of the Company (the "Board") or a committee thereof appointed by the
Board (the Board in such capacity or such committee being referred to as the "Committee"). To the extent that the Plan is administered by the Board, the Board shall have all of the authority and responsibility granted to the Committee herein. If a Committee is appointed hereunder, then, unless the Board determines otherwise, its members shall consist solely of individuals who qualify as "non-employee directors" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as "outside directors" under Section 162(m) of the Code. If for any reason the Committee does not satisfy the "non-employee director" requirements of Rule 16b-3 or the "outside director" requirements of Section 162(m) of the Code, such non-compliance shall not affect the validity of the awards, interpretations or other actions of the Committee.

                  (b) Authority of Committee. Subject to the limitations of the
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Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to (i) select the persons to whom options shall be made under the Plan, (ii) grant options to such persons and prescribe the terms and conditions of such options, (iii) construe, interpret and apply the provisions of the Plan and of any agreement or other instrument evidencing an option granted under the Plan, (iv) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan,
(vi) amend any outstanding option in any respect, including, without limitation, to accelerate the time or times at which the option becomes vested, (vii) carry out any responsibility or duty specifically reserved to the Committee under the Plan, and (viii) make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out the provisions, intent and purposes of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent.

                  (c) Indemnification. The Company shall indemnify and hold
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harmless each member of the Committee and any employee or director of the
Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's, fraud or willful misconduct.

     4. Share Limitations. Subject to adjustment pursuant to Section 11 below,
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the maximum number of shares of Common Stock that may be issued under the Plan is 250,000,000. For this purpose, the following shares shall be deemed not to have been issued and shall be deemed to remain available for issuance: (i) shares covered by the unexercised portion of an option that terminates, expires or is canceled and (ii) shares that are withheld in order to pay the purchase price for shares covered by any

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option or to satisfy the tax withholding obligations associated with any option granted under the Plan. Shares of Common Stock available for issuance under the Plan may be either authorized and unissued or held by the Company in its treasury. No fractional shares of Common Stock shall be issued under the Plan.

     5. Eligibility. Awards under the Plan may be made to such officers,
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directors, employees (including prospective employees), consultants and other individuals who may perform services for the Company or its affiliates, as the Committee may select. In making awards under the Plan, the Committee shall give consideration to the functions and responsibilities of a potential optionee, the potential optionee's previous and/or expected future contributions to the business of the Company or its affiliates and such other factors as the Committee deems relevant under the circumstances.

     6. Stock Options. Subject to the provisions of the Plan, the Committee may
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grant options to eligible personnel upon such terms and conditions as the
Committee deems appropriate. The terms and conditions of any option shall be evidenced by a written option agreement or other instrument approved for this purpose by the Committee.

                  (a) Exercise Price. The exercise price per share of Common
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Stock covered by an option granted under the Plan may not be less than the fair market value per share on the date of grant, unless otherwise determined by the Committee (or, in the case of an ISO granted to an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a "subsidiary" of the Company within the meaning of Section 424 of the Code, 110% of fair market value).

                  (b) Option Term. No option granted under the Plan may be
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exercisable (if at all) more than ten years after the date the option is granted
(or, in the case of an ISO granted to a ten percent stockholder described in Section 422 of the Code, five years).

                  (c) Vesting and Exercise of Options. The Committee may
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establish such vesting and other conditions and restrictions on the exercise of an option and/or upon the issuance of Common Stock in connection with the exercise of an option as it deems appropriate. Subject to satisfaction of applicable withholding requirements, once vested and exercisable, an option may be exercised by transmitting to the Company: (i) a notice specifying the number of shares to be purchased, and (ii) payment of the exercise price. The exercise price of an option may be paid in cash and/or such other form of payment as the Committee may permit from time to time.

                  (d) Rights as a Stockholder. No shares of Common Stock shall
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be issued in respect of the exercise of an option until full payment of the exercise price and the applicable tax withholding obligation with respect to such exercise has been made or provided for. The holder of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date such shares are issued. Except as otherwise provided herein, no adjustments shall be made for dividend distributions or other rights for which the record date is prior to the date such shares are issued.

                  (e) Buy Out and Settlement. The Committee, on behalf of the
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Company, may at any time offer to buy out any outstanding option on such terms and conditions as the Committee shall establish.

     7. Termination of Employment or Other Service. Unless otherwise determined
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by the Committee at grant or, if no rights of the optionee are thereby reduced, thereafter, and subject to earlier termination in accordance with the provisions hereof, the following rules apply with regard to options held by an optionee at the time of his or her termination of employment or other service with the Company or its affiliates.

                  (a) Termination by Reason of Death. If an optionee's
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employment or other service terminates by reason of his or her death, then any option held by the deceased optionee shall thereupon become fully vested and may be exercised by the deceased optionee's beneficiary at any time within one year from the date of death but in no event after expiration of the stated term and, to the extent not so exercised, shall thereupon terminate.

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                  (b) Termination by Reason of Disability. If an optionee's
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employment or other service is terminated by the Company or its affiliates due to his or her Disability (as hereinafter defined), then any option held by the optionee, to the extent exercisable on the date his or her employment or other service terminates, may be exercised by the optionee at any time within one year from the date his or her employment or other service terminates but in no event after expiration of the stated term, and, to the extent not so exercised, shall thereupon terminate. If the optionee dies during such one-year period, then the deceased optionee's beneficiary may exercise the option, to the extent exercisable by the deceased optionee immediately prior to his or her death, for a period of one year following the date of death but in no event after expiration of the stated term. "Disability" means an optionee's absence from employment for at least 180 days in any twelve month period as a result of his or her incapacity due to physical or mental illness, as determined by the Committee.

                  (c) Termination for Cause. If an optionee's employment or
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other service is terminated by the Company or its affiliates for Cause (as hereinafter defined) or if, at the time of an optionee's termination, a ground for termination for Cause exists, then, notwithstanding anything to the contrary contained herein, any option held by the optionee (whether or not otherwise vested) shall immediately terminate and cease to be exercisable. A termination for "Cause" means (i) in the case where there is no employment or consulting agreement between the optionee and the Company or its affiliates or where such an agreement exists but does not define "Cause" (or words of like import), a termination classified by the Company or its affiliates as a termination due to the optionee's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of his or her duties, or (ii) in the case where there is an employment or consulting agreement between the optionee and the Company or its affiliates, a termination that is or would be deemed for "cause" (or words of like import) under such agreement.

                  (d) Other Termination. If an optionee's employment or other
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service terminates for any reason (other than death, Disability or Cause or at a time when Cause exists) or no reason, then any option held by the optionee, to the extent not then exercisable, shall thereupon terminate. Any option held by the optionee which is exercisable at the time of such termination of employment or other service shall remain exercisable during the thirty-day period following such termination of employment or other service or, if sooner, until the expiration of the stated term of the option and, to the extent not exercised within such period, shall thereupon terminate.

     8.  Fair Market Value. For purposes of the Plan, the "fair market value" of
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a share of Common Stock, as of any date shall mean, unless otherwise required by other applicable law, the closing sale price per share of Common Stock as published by the principal national securities exchange on which the Common
Stock is traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or if shares of the Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over-the-counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over-the-counter market, the value of a share of the Common Stock on such date as determined in good-faith by the Committee in a uniform and consistent manner.

     9.  Non-Transferability. No option granted under the Plan shall be
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transferable by an optionee other than upon the optionee's death to a beneficiary designated by the optionee in a manner acceptable to the Committee, or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution. All stock options shall be exercisable during the optionee's lifetime only by the optionee. Except as otherwise specifically provided by law, no option granted under the Plan may be transferred in any manner, and any attempt to transfer any such option shall be void, and no such option shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such option, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that an option that is not designated as an ISO is transferable in whole or part to such persons, under such circumstances, and subject to such conditions as the Committee may prescribe.

     10. Other Conditions. The Committee may impose such other conditions with
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respect to the grant of options or the issuance of shares of Common Stock upon the exercise of options granted pursuant to the Plan, including, without limitation,

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conditions relating to the application of federal or state securities laws or exchange requirements as it deems necessary or advisable.

     11.      Capital Changes; Change in Control; Merger.
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                  (a) Adjustments Upon Changes in Capitalization. The maximum
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number and class of shares that may be issued under the Plan, the maximum number and class of shares with respect to which options may be granted to any employee in any calendar year, the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company's capital stock.

                  (b) Merger; Consolidation. In the event of a merger,
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consolidation, mandatory share exchange or other similar business combination of the Company with or into any other entity ("Successor Entity") or any transaction in which another person or entity acquires all the issued and outstanding Common Stock, or all or substantially all the assets of the Company, outstanding options may be assumed or an equivalent option may be substituted by the Successor Entity or a parent of the Successor Entity, provided that, if and to the extent that outstanding options are not assumed or replaced with substantially equivalent options, then the optionees shall be permitted to exercise their outstanding options, whether or not otherwise vested or exercisable, for a period of at least fifteen (15) days prior to such transaction, and any outstanding options which are not exercised before such transaction shall thereupon terminate,.

                  (c) Fractional Shares. In the event of any adjustment in the
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number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such option shall cover only the number of full shares resulting from the adjustment.

                  (d) Determinations Final. All adjustments under this Section
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11 shall be made by the Committee, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     12. Tax Withholding. As a condition to the exercise of any option or the
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delivery or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an option: (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an optionee whether or not pursuant to the Plan, or (b) the Company shall be entitled to require that the grantee remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, unless the applicable option agreement provides otherwise, at the discretion of the Committee, the optionee may satisfy the withholding obligation described under this Section 12 by electing to have the Company withhold shares of Common Stock (which withholding shall be at a rate not in excess of the statutory minimum rate) or by tendering previously-owned shares of Common Stock, in each case having a fair market value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

     13. Amendment and Termination. The Board may amend or terminate the Plan,
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provided, however, that no such action may adversely affect the rights of the holder of any outstanding option without the consent of the holder. Except as otherwise provided in Section 11, any amendment which would increase the number of shares of Common Stock which may be issued under the Plan (in the aggregate or on an individual basis) or modify the class of employees eligible to receive options under the Plan shall be subject to the approval of the Company's stockholders if and to the extent that such approval is necessary or desirable to comply with applicable law or exchange or listing requirements. The Committee may amend the terms of any agreement or certificate made or issued hereunder at any time and from time to time, provided, however, that any amendment which would adversely affect the rights of the holder may not be made without his or her consent.

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     14. No Rights Conferred. Nothing contained herein shall be deemed to give
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any individual any right to receive an option under the Plan or to be retained in the employ or other service of the Company or its affiliates.

     15. Decisions and Determinations to be Final. All decisions and
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determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee shall be final, binding and conclusive.

     16. Governing Law. All rights and obligations under the Plan and each
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option agreement or instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

     17. Term of the Plan. The Plan shall become effective on the date of its
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adoption by the Board. Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the date of its adoption by the Board. The rights of any person with respect to an option granted under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the option (as then in effect or thereafter amended) and the Plan.